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                                                                    Exhibit 23.1
                      [Letterhead of Chisholm & Associates]






                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We have issued our report dated January 18, 2001, accompanying the financial statements of Last Company Clothing, Inc. (subsequently Premier Axium ASP, Inc.) appearing in their Annual Report on Form 10-KSB for the fiscal years ended December 31, 2000 and 1999 and from inception through December 31, 2000 incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Chisholm & Associates


Chisholm & Associates
North Salt Lake, UT
January 3, 2002